Exhibit 99.1

Press Release

RLJ LODGING TRUST REPORTS FOURTH QUARTER

AND FULL YEAR 2011 RESULTS

- Pro forma full year RevPAR increases 7.7%

- Pro forma full year Hotel EBITDA Margin improves 106 basis points to 33.4%

Bethesda, MD, March 7, 2012 — RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the quarter and year ended December 31, 2011.

This press release presents data combining the financial and operating results of the Company’s predecessor entity prior to the consummation of the Company’s initial public offering (“IPO”) and the results of the Company post-IPO.  The Company completed its IPO and related formation transactions on May 16, 2011.

Full Year Highlights

•                  Pro forma RevPAR increased 7.7%, ADR increased 4.9% and occupancy increased 2.7%

•                  Pro forma Hotel EBITDA Margin increased 106 basis points to 33.4%

•                  Pro forma Consolidated Hotel EBITDA of $253.2 million

•                  Completed IPO and raised $533.2 million, net of underwriting discounts and commissions

•                  Entered into a new $300.0 million unsecured revolving credit facility, with the ability to upsize to $450.0 million

•                  Retired $472.6 million of mortgage debt and refinanced a $140.0 million term loan

•                  Acquired 10 hotels in nine states for $246.6 million

•                  Net income attributable to common shareholders for the year ended December 31, 2011, was $11.3 million

Fourth Quarter Highlights

•                  Pro forma RevPAR increased 5.7%, ADR increased 4.9% and occupancy increased 0.7%

•                  Acquired the 176-room Courtyard by Marriott Charleston Historic District for $42.0 million

•                  Financed five separate mortgage loans for $142.0 and retired a $140.0 million term loan

•                  Authorized a share repurchase program to acquire up to $100.0 million common shares

“The fourth quarter completed a significant year in RLJ’s evolution.  In addition to becoming a publicly traded company in 2011, we acquired 10 hotels and made significant progress on our renovation projects, all while maintaining a stellar balance sheet,” commented Thomas J. Baltimore, Jr., President and Chief Executive Officer.  “We remain confident that our strategic actions have provided us with an attractive platform for continued growth as we realize the upside potential embedded in our portfolio and seek additional value-enhancing acquisitions.”

Financial and Operating Results

Pro forma RevPAR, Pro forma Hotel EBITDA, and Pro forma Hotel EBITDA Margin include hotel results from prior ownership periods and exclude non-comparable hotels which were not open for operation or closed for renovations for comparable periods.  An explanation of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and Hotel EBITDA, as well as reconciliations of those measures to net income or loss, if applicable, is included at the end of this release.

Pro forma room revenue per available room (“RevPAR”) for the quarter increased 5.7% over the comparable period in 2010, driven by an average daily rate (“ADR”) increase of 4.9% and an occupancy increase of 0.7%.  Amongst the Company’s top six markets, the best performers in the quarter were Washington D.C. and New York City, which experienced RevPAR growth of 12.1% and 10.5%, respectively.  For the year ended December 31, 2011, RevPAR increased 7.7% over the comparable period in 2010.

Pro forma Hotel EBITDA for the quarter increased $0.9 million to $62.1 million, representing a 1.4% increase over the comparable period in 2010.  For the year ended December 31, 2011, pro forma Hotel EBITDA, increased $23.9 million to $252.4 million, representing a 10.5% increase over the comparable period in 2010.  Pro forma Consolidated Hotel EBITDA, which includes the results of non-comparable hotels, was $62.1 million and $253.2 million for the quarter and year ended December 31, 2011, respectively.

Pro forma Hotel EBITDA Margin for the quarter decreased 126 basis points to 33.0%.  For the year ended December 31, 2011, Hotel EBITDA Margin increased 106 basis points to 33.4% over the comparable period in 2010.

Adjusted EBITDA for the quarter was $57.0 million, compared to $47.0 million in the comparable period in 2010.  For the year ended December 31, 2011, Adjusted EBITDA increased $70.5 million to $234.4 million, representing a 43.0% increase over the comparable period in 2010.

Adjusted FFO for the quarter was $37.3 million, compared to $24.8 million, in the comparable period in 2010.  For the year ended December 31, 2011, Adjusted FFO increased $70.1 million to $142.2 million, representing a 97.3% increase over the comparable period in 2010.

Non-recurring expenses related to the IPO were $0.4 million and $10.7 million for the quarter and year ended December 31, 2011, respectively.  For the year ended December 31, 2011, non-recurring expenses included:  $4.3 million of expenses associated with the extinguishment of $472.6 million of debt, and $1.4 million of expenses relating to the predecessor entity.  These expenses are included in net income, EBITDA and FFO, but have been excluded from Adjusted EBITDA and Adjusted FFO, as applicable.

Net loss attributable to common shareholders for the quarter ended December 31, 2011, was $1.3 million, compared to a net loss attributable to common shareholders of $10.3 million in the comparable period in 2010.  For the year ended December 31, 2011, net income attributable to common shareholders was $11.3 million compared to a net loss attributable to common shareholders of $22.5 million in the comparable period in 2010.  The year ended December 31, 2011, includes a gain of $23.5 million associated with the deed in lieu transfer of the New York LaGuardia Airport Marriott.  The year ended December 31, 2010, includes a gain of $23.7 from the sale of six hotels.

Net cash flow provided by operating activities totaled $134.1 million for the year ended December 31, 2011, compared to $64.1 million for the year ended December 31, 2010.

Capital Expenditures

In 2011, the Company initiated renovation projects at 48 hotels, which included 24 hotels acquired in 2010 and 2011. The Company authorized $115.0 million of capital improvements primarily to upgrade and/or reposition the 24 hotels acquired in 2010 and 2011, including seven brand conversions. The balance of the renovations included brand related upgrades at other select hotels.

To date, the Company has completed six of the seven planned brand conversions.  The Fairfield Inn & Suites Washington DC/Downtown was converted from a Red Roof Inn hotel, the Embassy Suites West Palm Beach-Central was converted from a Crowne Plaza hotel, the Hilton Garden Inn Los Angeles/Hollywood was converted from an independent brand hotel, and the Hilton New York Fashion District, the Hilton Garden Inn Pittsburgh University Place, and the Hilton Garden Inn Durham were each converted from a Wyndham hotel.

Acquisitions

On October 27, 2011, the Company acquired the 176-room Courtyard by Marriott Charleston Historic District for a purchase price of $42.0 million from Noble Investment Group.  The purchase price represents a cost of approximately $239,000 per key, which represents a substantial discount to replacement cost, and an 8.3% forward 12-month capitalization rate.  The Company purchased this asset with cash available on its balance sheet.

For the year ended December 31, 2011, the Company acquired 10 hotels comprised of more than 2,000 guest rooms in nine states for a total investment of $246.6 million.

Balance Sheet and Capital Structure

On May 16, 2011, the Company closed its IPO of 27.5 million common shares at $18.00 per share. Additionally, on June 3, 2011, the underwriters exercised their overallotment option to purchase 4.1 million of the Company’s common shares. Total proceeds, net of underwriting discounts and commissions, and including the overallotment option, were approximately $533.2 million.  Proceeds from the IPO were used to retire $472.6 million of mortgage debt.

On June 20, 2011, the Company entered into a new $300.0 million unsecured revolving credit facility. The credit facility matures on June 20, 2014, and has a one-year extension option. The credit facility has an accordion option that provides the Company with the ability to upsize the amount available under the credit facility to $450.0 million, subject to certain conditions.

On October 21, 2011, the Company refinanced a $140.0 million term loan, which was scheduled to mature in November 2011.  In its place, the Company structured five separate first mortgage loans totaling $142.0 million. The base term for each mortgage is interest only and bears a floating rate of LIBOR plus 360 basis points.  The new loans have a term of three years with two, one-year extension options.  Including the extensions, this tranche of debt will now mature in 2016.

On November 4, 2011, the Company’s Board of Trustees authorized a share repurchase program to acquire up to $100.0 million of the Company’s common shares.  As of December 31, 2011, the Company had not repurchased any common shares.

As of December 31, 2011, the Company had $310.2 million of unrestricted cash on its balance sheet and $1.3 billion in outstanding debt.  Including extension options, only 6%, or $85.0 million, of the Company’s outstanding debt will mature over the next three years.  The Company’s ratio of net debt to Adjusted EBITDA for the trailing twelve month period, including prior ownership hotel EBITDA, was 4.3 times.

There was no outstanding balance on the Company’s $300.0 million unsecured credit facility as of December 31, 2011.

Dividends

The Company’s Board of Trustees declared a cash dividend of $0.15 per common share of beneficial interest, which was paid on January 13, 2012, to shareholders of record, as of December 31, 2011.

For the year ended December 31, 2011, the Company declared dividends for three consecutive quarters, a total of $0.38 per common share of beneficial interest.

2012 Outlook

The Company’s outlook excludes potential future acquisitions and dispositions, which could result in a material change in the Company’s outlook.  Pro forma RevPAR, Pro forma Hotel EBITDA, and Pro forma Hotel EBITDA Margins include prior ownership and are adjusted for non-comparable hotels.  Pro forma Consolidated Hotel EBITDA includes the Company’s 141 hotels.  These estimates reflect management’s view of current market conditions.  For the full year 2012, the Company anticipates:

•                  Pro forma RevPAR growth between 5.0% and 7.0%

•                  Pro forma Hotel EBITDA Margin between 33.5% and 34.5%

•                  Pro forma Consolidated Hotel EBITDA between $265.0 million and $285.0 million

•                  Corporate cash general and administrative expenses between $22 million and $23 million.

The Company’s 2012 outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change. The Company may change its outlook as actual and anticipated results vary from these assumptions.

Earnings Call

The Company will conduct its quarterly analyst and investor conference call on March 8, 2012.  The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants and requesting RLJ Lodging Trust’s fourth quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com/.  A replay of the conference call webcast will be archived and available online through the Investor Relations section of the Company’s website.

About Us

RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused service and compact full-service hotels. The Company’s portfolio consists of 141 hotels in 20 states and the District of Columbia, with a total of more than 20,600 rooms. Additional information may be found on the Company’s website: http://rljlodgingtrust.com/

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters.  Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement, including statements related to, among other things, the timing, price or amount of purchases, if any, under the Company’s common stock repurchase program, the Company’s target leverage ratio, potential acquisitions or dispositions, RevPAR growth, EBITDA growth, Hotel EBITDA margins or cash G&A expenses.  All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance.  Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.  For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s final prospectus relating to the Company’s initial public offering, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

###

Additional Contacts:

Leslie D. Hale, Chief Financial Officer, RLJ Lodging Trust — (301) 280-7707

For additional information or to receive press releases via email, please visit our website:

http://rljlodgingtrust.com/

RLJ Lodging Trust

Combined Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

(unaudited)

	December 31,	December 31,
	2011	2010
Assets
Investment in hotel properties, net	$2,820,457	$2,626,690
Investment in loans	12,633	12,840
Cash and cash equivalents	310,231	267,454
Restricted cash reserves	87,288	70,520
Hotel receivables, net of allowance of $150 and $406, respectively	20,081	19,556
Deferred financing costs, net	9,639	9,298
Deferred income tax asset	1,369	799
Prepaid expense and other assets	28,320	38,667
Total assets	$3,290,018	$3,045,824
Liabilities and Owners’ Equity
Mortgage loans	$1,341,735	$1,747,077
Interest rate swap liability	1,796	3,820
Accounts payable and accrued expense	86,213	60,973
Deferred income tax liability	3,314	799
Advance deposits and deferred revenue	4,781	5,927
Accrued interest	2,115	3,495
Distributions payable	16,076	—
Total liabilities	1,456,030	1,822,091
Equity
Partners’ capital
Fund II general partner	—	(13,409)
Fund II limited partners	—	433,013
Fund III general partner	—	(23,328)
Fund III limited partners	—	811,918
Members’ capital
Class A members	—	6,592
Class B members	—	4,751
Fund II - Series A preferred units, no par value, 12.5%, 250 units authorized, issued and outstanding at December 31, 2010	—	189
Fund III - Series A preferred units, no par value, 12.5%, 250 units authorized, issued and outstanding at December 31, 2010	—	190
Accumulated other comprehensive loss	(1,782)	(3,806)
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized; zero shares issued and outstanding at December 31, 2011	—	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 106,279,049 shares issued and outstanding at December 31, 2011	1,063	—
Additional paid-in-capital	1,835,011	—
Distributions in excess of net earnings	(18,960)	—
Total shareholders’ equity	1,817,114	—
Noncontrolling interest
Noncontrolling interest in joint venture	7,170	7,623
Noncontrolling interest in Operating Partnership	11,486	—
Total noncontrolling interest	18,656	7,623
Total equity	1,833,988	1,223,733
Total liabilities and equity	$3,290,018	$3,045,824

RLJ Lodging Trust

Combined Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

(unaudited)

	For the quarter ended December 31,		For the year ended December 31,
	2011	2010	2011	2010
Revenue
Hotel operating revenue
Room revenue	$161,780	$117,958	$656,997	$445,630
Food and beverage revenue	22,117	15,961	81,781	57,710
Other operating department revenue	5,364	3,932	20,174	13,326
Total revenue	189,261	137,851	758,952	516,666
Expense
Hotel operating expense
Room	36,286	26,111	147,039	96,389
Food and beverage	14,839	9,782	56,606	37,798
Management fees	6,537	4,876	26,056	18,373
Other hotel expenses	58,858	43,319	231,602	159,267
Total hotel operating expense	116,520	84,088	461,303	311,827

Depreciation and amortization	36,633	26,475	128,112	96,940
Property tax, insurance and other	10,654	5,083	46,605	32,500
General and administrative	6,749	4,995	24,253	19,542
Transaction and pursuit costs	382	6,907	3,996	14,345
IPO Costs	400	—	10,733	—
Total operating expense	171,338	127,548	675,002	475,154
Operating income	17,923	10,303	83,950	41,512
Other income	259	218	1,001	629
Interest income	418	463	1,682	3,352
Interest expense	(20,605)	(21,975)	(96,020)	(86,735)

Income (Loss) from continuing operations before income taxes	(2,005)	(10,991)	(9,387)	(41,242)
Income tax expense	806	(47)	(740)	(945)
Income (Loss) from continuing operations	(1,199)	(11,038)	(10,127)	(42,187)

Income (loss) from discontinued operations	(2)	537	21,836	19,571
Net income (loss)	(1,201)	(10,501)	11,709	(22,616)
Net loss (income) attributable to non-controlling interests
Noncontrolling interest in joint venture	(102)	213	(47)	213
Noncontrolling interest in common units of Operating Partnership	30	—	(255)	—
Net income (loss) attributable to the Company	(1,273)	(10,288)	11,407	(22,403)
Distributions to preferred unitholders	—	(14)	(61)	(62)
Net income (loss) attributable to common shareholders	$(1,273)	$(10,302)	$11,346	$(22,465)

Basic and diluted per common share data:
Net income (loss) per share attributable to common shareholders before discontinued operations - basic and diluted	$(0.01)		$(0.11)
Discontinued operations	(0.00)		0.23
Net income (loss) per share attributable to common shareholders - basic and diluted	$(0.01)		$0.12
Weighted-average number of common shares - basic and diluted	105,280,964		95,340,066

RLJ Lodging Trust

Reconciliation of Net Income (Loss) to Non-GAAP Measures

(Amounts in thousands, except per share data)

(unaudited)

FFO and Adjusted FFO

	For the quarter ended December 31,		For the year ended December 31,
	2011	2010	2011	2010
Net income (loss) (1)	$(1,201)	$(10,501)	$11,709	$(22,616)
Depreciation and amortization	36,633	26,475	128,112	96,940
Depreciation and amortization, discontinued operations	—	983	2,602	3,853
Distributions to preferred unitholders	—	(14)	(61)	(62)
Gain on sale of properties	—	1	—	(23,710)
Gain on extinguishment of indebtedness	—	—	(23,515)	—
Noncontrolling interest in joint venture	(102)	213	(47)	213
Adjustments related to joint venture (2)	(86)	(30)	(308)	(30)
FFO attributable to common shareholders	35,244	17,127	118,492	54,588

Transaction and pursuit costs	382	6,907	3,996	14,345
IPO costs (3)	400	—	10,733	—
Amortization of share based compensation	1,322	—	3,284	—
Other expenses (4)(5)	—	781	5,665	3,126
Adjusted FFO	$37,348	$24,815	$142,170	$72,059

Adjusted FFO per common share and unit- basic (6)	$0.35	N/A	$1.48	N/A
Adjusted FFO per common share and unit- diluted (6)	$0.35	N/A	$1.48	N/A

Basic weighted-average common shares and units outstanding (7)	106,175	N/A	96,235	N/A
Diluted weighted-average common shares and units outstanding (7)	106,175	N/A	96,235	N/A

(1)  Includes net income (loss) of discontinued operations.  For the year ended December 31, 2011, and December 31, 2010, the impact of New York LaGuardia Airport Marriott to Adjusted FFO is $0.9 million and $1.3 million, respectively.

(2)  Includes depreciation and amortization expense allocated to the noncontrolling interest in joint venture.

(3)  Includes expenses related to the transfer and assumption of indebtedness and other contractual obligations of our predecessor in connection with the IPO and our formation transactions.

(4)  Includes $4.3 million, for the year ended December 31, 2011, of incremental interest expense related to the accelerated payoff of mortgage indebtedness.

(5)  Includes certain compensation obligations of our predecessor not continued.

(6)  Adjusted FFO per common share and unit (basic/diluted) for the year ended December 31, 2011, would have been $1.34, assuming diluted weighted average shares and units outstanding as of quarter ended December 31, 2011.

(7) Includes 894,000 operating partnership units.

RLJ Lodging Trust

Reconciliation of Net Income (Loss) to Non-GAAP Measures

(Amounts in thousands)

(unaudited)

EBITDA, Adjusted EBITDA, and Pro Forma Hotel EBITDA

	For the quarter ended December 31,		For the twelve months ended December 31,
	2011	2010	2011	2010
Net income (loss) (1)	$(1,201)	$(10,501)	$11,709	$(22,616)
Depreciation and amortization	36,633	26,475	128,112	96,940
Depreciation and amortization, discontinued operations	—	983	2,602	3,853
Distributions to preferred unitholders	—	(14)	(61)	(62)
Interest expense, net (2)	20,595	21,899	95,966	84,970
Interest expense, discontinued operations	—	206	488	5,646
Income tax expense	(806)	47	740	945
Income tax expense, discontinued operations	—	74	—	270
Noncontrolling interest in joint venture	(102)	213	(47)	213
Adjustments related to joint venture (3)	(261)	(45)	(1,007)	(45)
EBITDA	$54,858	$39,337	$238,502	$170,114

Transaction and pursuit costs	382	6,907	3,996	14,345
IPO Costs (4)	400	—	10,733	—
Gain on sale of properties	—	1	—	(23,710)
Gain on extinguishment of indebtedness	—	—	(23,515)	—
Amortization of share based compensation	1,322	—	3,284	—
Other expenses (5)	—	781	1,363	3,126
Adjusted EBITDA	$56,962	$47,026	$234,363	$163,875
General and administrative (6)	5,427	4,214	19,606	16,416
Other income/interest income	(670)	(598)	(2,629)	(2,216)
Discontinued operational results	—	(1,796)	(1,411)	(5,630)
Corporate Overhead allocated to properties	68	715	706	1,069
Distributions to preferred unitholders	—	14	61	62
Noncontrolling interest in joint venture	363	(168)	1,054	(168)
Courtyard by Marriott Charleston Historic District	(309)	—	(309)	—
Pro forma adjustments (7)	—	11,575	777	54,325
Management fee non-cash amortization	250	250	1,000	1,000
Pro forma Consolidated Hotel EBITDA	$62,091	$61,231	$253,217	$228,733
Non-comparable hotels (8)	47	29	(836)	(261)
Pro forma Hotel EBITDA	$62,139	$61,260	$252,381	$228,471

(1) Includes net income (loss) of discontinued operations.  For the year ended December 31, 2011, and December 31, 2010, the impact of New York LaGuardia Airport Marriott to Adjusted EBITDA is $1.4 million and $3.7 million, respectively.

(2)  Excludes amounts attributable to investment in loans of $0.4 million and $1.6 million for the quarter and year ended December 31, 2011 and $0.4 million and $1.6 million for the quarter and year ended December 31, 2010, respectively.

(3)  Includes depreciation, amortization and interest expense allocated to the noncontrolling interest in joint venture.

(4)  Includes expenses related to the transfer and assumption of indebtedness and other contractual obligations of our predecessor in connection with the IPO and our formation transactions.

(5)  Includes certain compensation obligations of our predecessor not continued.

(6) General and administrative expenses exclude certain compensation obligations of our predecessor not continued and amortization of share based compensation, which are reflected in Adjusted EBITDA.

(7) Reflects adjustments made to incorporate prior ownership periods for new acquisitions.

(8) Adjustments to reflect properties closed for renovations and properties not open for operation.

RLJ Lodging Trust

Pro forma Operating Statistics

(unaudited)

For the quarter ended December 31,

		ADR			Occupancy			RevPAR			% of EBITDA
Market	# of Hotels	2011	2010	Var	2011	2010	Var	2011	2010	Var	2011
NYC	4	$259.47	$241.42	7.5%	96.2%	93.6%	2.8%	$249.66	$225.96	10.5%	25%
Chicago	21	116.75	113.56	2.8%	68.1%	66.0%	3.2%	79.49	74.91	6.1%	13%
Austin	17	116.32	110.51	5.3%	65.2%	68.3%	-4.5%	75.87	75.48	0.5%	10%
Denver	15	108.90	106.66	2.1%	61.4%	61.7%	-0.5%	66.84	65.79	1.6%	8%
Louisville	5	131.43	119.39	10.1%	61.7%	64.0%	-3.7%	81.05	76.44	6.0%	8%
Washington, D.C.	6	158.26	147.23	7.5%	68.1%	65.4%	4.2%	107.83	96.23	12.1%	7%
Other	71	104.76	101.86	2.8%	63.4%	62.6%	1.2%	66.40	63.77	4.1%	30%
Total	139	$128.30	$122.29	4.9%	66.5%	66.1%	0.7%	$85.36	$80.78	5.7%	100%

		ADR			Occupancy			RevPAR			% of EBITDA
Region	# of Hotels	2011	2010	Var	2011	2010	Var	2011	2010	Var	2011
South	62	$116.46	$111.35	4.6%	64.9%	65.1%	-0.4%	$75.54	$72.52	4.2%	40%
West	25	105.55	103.81	1.7%	61.6%	61.6%	0.1%	65.07	63.90	1.8%	13%
Midwest	45	106.96	103.12	3.7%	64.7%	62.5%	3.7%	69.26	64.40	7.5%	21%
Northeast	7	234.05	214.34	9.2%	86.1%	86.6%	-0.5%	201.61	185.53	8.7%	27%
Total	139	$128.30	$122.29	4.9%	66.5%	66.1%	0.7%	$85.36	$80.78	5.7%	100%

		ADR			Occupancy			RevPAR			% of EBITDA
Service Level	# of Hotels	2011	2010	Var	2011	2010	Var	2011	2010	Var	2011
Focused Service	117	$114.35	$110.40	3.6%	65.8%	65.1%	1.0%	$75.26	$71.91	4.7%	62%
Compact Full Service	21	161.55	150.95	7.0%	69.7%	69.3%	0.6%	112.60	104.61	7.6%	32%
Full Service	1	163.31	145.16	12.5%	56.4%	60.1%	-6.2%	92.06	87.20	5.6%	6%
Total	139	$128.30	$122.29	4.9%	66.5%	66.1%	0.7%	$85.36	$80.78	5.7%	100%

Note:

The schedule above includes pro forma operating statistics for the Company’s 139 hotels as if they had been owned since January 1, 2010.  The Garden District hotel remains closed for renovations, therefore has been excluded from 2011 and 2010.  Pro forma results reflect 100% of Doubletree Metropolitan financial results, results have not been adjusted to reflect the 5% noncontrolling ownership.

The information above has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust

Pro forma Operating Statistics

(unaudited)

For the year ended December 31,

		ADR			Occupancy			RevPAR			% of EBITDA
Market	# of Hotels	2011	2010	Var	2011	2010	Var	2011	2010	Var	2011
NYC	4	$228.13	$207.10	10.2%	95.7%	92.1%	3.9%	$218.31	$190.84	14.4%	18%
Chicago	21	114.75	110.02	4.3%	70.6%	70.3%	0.4%	81.06	77.39	4.7%	12%
Austin	17	118.16	110.57	6.9%	71.9%	69.8%	3.0%	84.98	77.21	10.1%	12%
Denver	15	111.59	106.54	4.7%	70.0%	69.1%	1.3%	78.06	73.58	6.1%	10%
Louisville	5	130.60	125.63	4.0%	66.5%	66.0%	0.7%	86.84	82.95	4.7%	7%
Washington, D.C.	6	155.10	150.02	3.4%	74.1%	72.2%	2.7%	114.92	108.27	6.1%	6%
Other	71	106.45	103.84	2.5%	68.5%	66.1%	3.6%	72.88	68.63	6.2%	35%
Total	139	$124.22	$118.43	4.9%	71.3%	69.5%	2.7%	$88.61	$82.26	7.7%	100%

		ADR			Occupancy			RevPAR			% of EBITDA
Region	# of Hotels	2011	2010	Var	2011	2010	Var	2011	2010	Var	2011
South	62	$118.49	$114.20	3.8%	69.7%	67.9%	2.6%	$82.59	$77.56	6.5%	43%
West	25	108.27	104.57	3.5%	70.3%	68.8%	2.2%	76.10	71.93	5.8%	16%
Midwest	45	104.82	101.50	3.3%	68.8%	66.2%	4.0%	72.16	67.22	7.4%	20%
Northeast	7	206.57	186.31	10.9%	86.9%	86.0%	1.0%	179.42	160.26	12.0%	21%
Total	139	$124.22	$118.43	4.9%	71.3%	69.5%	2.7%	$88.61	$82.26	7.7%	100%

		ADR			Occupancy			RevPAR			% of EBITDA
Service Level	# of Hotels	2011	2010	Var	2011	2010	Var	2011	2010	Var	2011
Focused Service	117	$113.48	$109.40	3.7%	70.9%	68.9%	2.9%	$80.50	$75.39	6.8%	66%
Compact Full Service	21	149.53	139.07	7.5%	73.5%	71.7%	2.5%	109.83	99.67	10.2%	29%
Full Service	1	159.20	151.91	4.8%	62.7%	63.7%	-1.5%	99.87	96.76	3.2%	5%
Total	139	$124.22	$118.43	4.9%	71.3%	69.5%	2.7%	$88.61	$82.26	7.7%	100%

Note:

The schedule above includes pro forma operating statistics for the Company’s 139 hotels as if they had been owned since January 1, 2010.  Due to conversion upgrades at Fairfield Inn & Suites Washington, DC/Downtown and Hilton New York Fashion District, these two hotels were excluded for the three months ended March 31, 2011 and 2010, but are included from April through December 31, 2011, and 2010.  The Garden District hotel remains closed for renovations and therefore has been excluded from 2011 and 2010. Pro forma results reflect 100% of Doubletree Metropolitan financial results, results have not been adjusted to reflect the 5% noncontrolling ownership.

The information above has not been audited and is presented only for comparison purposes.

Non-GAAP Financial Measures

We consider the following non-GAAP financial measures useful to investors as key supplemental measures of our performance: FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA . These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of our operating performance. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA as calculated by us, may not be comparable to other companies.

Funds From Operations (“FFO”)

We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. We believe that the presentation of FFO provides useful information to investors regarding our operating performance by excluding the effect of depreciation and amortization, gains or losses from sales for real estate, extraordinary items and the portion of items related to unconsolidated entities, all of which are based on historical cost accounting, and that FFO can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. Our calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing us to non-REITs. We present FFO attributable to common shareholders, which includes our OP units, because our OP units are redeemable for common shares of beneficial interest.  We believe it is meaningful for the investor to understand FFO attributable to all common shares of beneficial interest and OP units.

Adjusted FFO

We further adjust FFO for certain additional items that are not in NAREIT’s definition of FFO, such as hotel transaction and pursuit costs, the amortization of share based compensation and other nonrecurring expenses that were the result of the IPO and related formation transactions. We believe that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)

EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We consider EBITDA useful to an investor in evaluating and facilitating comparisons of our operating performance between periods and between REITs by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results.  In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. We present EBITDA attributable to common shareholders, which includes our OP units, because our OP units are redeemable for common shares of beneficial interest.  We believe it is meaningful for the investor to understand EBITDA attributable to all common shares of beneficial interest and OP units.

Adjusted EBITDA

We further adjust EBITDA for certain additional items such as discontinued operations, hotel transaction and pursuit costs, the amortization of share based compensation and other nonrecurring expenses that were the result of the IPO and related formation transactions. We believe that Adjusted EBITDA provides investors with another financial measure that can facilitate comparisons of operating performance between periods and between REITs.

Hotel EBITDA

With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.